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                                                                    EXHIBIT 11.1

                          POCKET COMMUNICATIONS, INC.

           CALCULATION OF PRO FORMA NET (LOSS) PER SHARE (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                                         SIX MONTHS
                                                                      YEAR ENDED         ENDED JUNE
                                                                   DECEMBER 31, 1995      30, 1996
Pro forma net (loss) (unaudited):
     Net loss...................................................        $(7,393)           $(6,716)
     Adjustment to interest expense.............................
                                                                       ---------          --------
     Pro forma net (loss) (unaudited)...........................        $                  $
                                                                       =========          ========
Calculation of pro forma common shares outstanding (unaudited):
     Class B Common Stock outstanding...........................
     Conversion of Class A Common Stock into Class B Common
       Stock(1).................................................
     Conversion of Series A Debentures into Class B Common
       Stock....................................................
     Conversion of Series B Debentures into Class B Common
       Stock....................................................
     Conversion of Series D Debentures into Class B Common
       Stock....................................................
     Options and warrants to purchase Class B Common Stock(1)...
                                                                       ---------          --------
          Total pro forma common shares outstanding
            (unaudited).........................................
                                                                       =========          ========
Pro forma net (loss) per share (unaudited)......................        $                  $
                                                                       =========          ========
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(1) Treated as outstanding for the entire period pursuant to Securities and
    Exchange Commission Staff Accounting Bulletin No. 83.